UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2014

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 2, 2014, REVA Medical, Inc. (“REVA” or the “Company”) issued an ASX announcement disclosing that the Company’s proxy materials, including the proxy statement and 2013 Annual Report on Form 10-K, were made available to the Company’s stockholders and CDI holders on the Internet. Instructions regarding how to access and review the proxy materials are contained in notices that were mailed to stockholders and CDI holders of record concurrently with the ASX announcement.

In addition, the Company announced that it held an operational update call during which the Company’s Chairman and Chief Executive Officer, Robert Stockman, provided clarification as to the Company’s development programs and financing efforts. Mr. Stockman provided additional background on the Company’s FantomTM scaffold program and noted that, in addition to current cash and investment balances, which approximated $14 million as of March 31, 2014, the Company would continue to pursue a financing this year.

The ASX announcement issued by REVA is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	ASX announcement entitled, “Proxy Statement for 2014 Annual General Meeting of Stockholders and Operational Update Call Held 3 April 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: April 3, 2014	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits

99.1	ASX announcement entitled, “Proxy Statement for 2014 Annual General Meeting of Stockholders and Operational Update Call Held 3 April 2014.”